FRANKLIN PRINCIPAL MATURITY TRUST

                       INVESTMENT MANAGEMENT AGREEMENT


     THIS INVESTMENT MANAGEMENT AGREEMENT made between FRANKLIN PRINCIPAL MATURITY TRUST, a Massachusetts Business Trust, hereinafter called the "Trust", and FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Manager."

     WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company Act of 1940, as amended (the "Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statement under the Act and the Securities Act of 1933, all as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical, research, investment advisory and other services for it; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering management, investment advisory, counselling and supervisory services to investment companies and other investment counselling clients, and desires to provide these services to the Trust.

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

     1. EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the Trust's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

          A. ADMINISTRATIVE SERVICES. The Manager shall furnish to the Trust adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, and
     (ii) office furnishings, facilities and equipment as may be reasonably required for managing the affairs and conducting the business of the Trust, including conducting correspondence and other communications with the shareholders of the Trust, maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Trust's investment and business activities. The Manager shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager or its affiliates.

          B. INVESTMENT MANAGEMENT SERVICES.

               (a) The Manager shall manage the Trust's assets subject to and in accordance with the respective investment objectives and policies of the Trust and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of the Trust's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's investment securities shall be exercised. The Manager shall render regular reports to the Trust, at regular meetings of its Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of
          (i) the decisions which it has made with respect to the investment of the Trust's assets and the purchase and sale of its investment securities, (ii) the reasons for such decisions and (iii) the extent to which those decisions have been implemented.

               (b) The Manager, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of the Trust, orders for the execution of the Trust's securities transactions. When placing such orders the Manager shall seek to obtain the best net price and execution for the Trust, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the Trust and the Manager in accord with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board of Trustees determines that the Trust will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e) (3) of the Securities Exchange Act of 1934) provided by that broker. Accordingly, the Trust and the Manager agree that the Manager shall select brokers for the execution of the Trust's transactions from among:

                         (i) Those  brokers and  dealers who provide  quotations
                    and other services to the Trust, specifically including the quotations necessary to determine the Trust's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                         (ii) Those  brokers and  dealers  who supply  research,
                    statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Trust, or which place the Manager in a better position to make decisions in connection with the management of the Trust's assets and securities, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

               (c) When the Manager has determined that the Trust should tender securities pursuant to a "tender offer solicitation," the Manager shall designate Franklin Distributors, Inc. ("Distributors") as the "tendering dealer" so long as it is legally permissible for the Manager to do so, and act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Distributors shall not be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be considered to be due from others to it as a result of such a tender, unless the Trust shall enter into an agreement with the Manager and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

               (d) The Manager shall render regular reports to the Trust, on a quarterly basis unless more frequent reports are mutually agreed upon by the Trust and the Manager, of how much total brokerage business has been placed by the Manager with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

               (e) The Manager agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for the Trust.

          C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Trust may reasonably request.

          D. OTHER OBLIGATIONS AND SERVICES. The Manager shall make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

     3. EXPENSES OF THE TRUST. It is understood that the Trust will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include without limitation:

          A. Fees to the Manager as provided herein;

          B. Expenses of all audits and other services by independent public accountants;

          C. Expenses of its transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of or tender for its shares, and the cost of certificates;

          D. Expenses of obtaining quotations for calculating the Trust's net asset value;

          E. Salaries and other compensation of executive officers of the Trust who are not officers, directors, stockholders or employees of the Manager or its affiliates;

          F. Taxes levied against the Trust;

          G. Brokerage fees and commissions in connection with the purchase and sale of securities for the Trust;

          H. Costs, including the interest expense, of borrowing money;

          I. Costs incident to meetings of Board of Trustees and shareholders of the Trust, reports to the Trust's shareholders, the filing of reports with regulatory bodies and the maintenance of the Trust's legal existence;

          J. Legal fees, including the legal fees related to the registration and any continued qualification of the Trust's shares for sale;

          K.  Trustees'  fees and  expenses to trustees  who are not  directors,
     officers,   employees  or  stockholders  of  the  Manager  or  any  of  its affiliates;

          L. Costs and expense of registering and maintaining the registration of the Trust and its shares under federal and any applicable state laws; including the printing and distributing of prospectuses, proxy statements and reports to its shareholders;

          M. Trade association dues;

          N. Its pro rata portion of fidelity bond and liability insurance premiums;

          O. Expenses of obtaining and maintaining stock exchange listings of the Trust's shares; and

          P.  Expenses   incurred  in  connection  with  the  Trust's   Dividend
     Reinvestment Plan.

     4. COMPENSATION OF THE MANAGER. The Trust shall pay a management fee in cash to the Manager based upon a percentage of the value of the Trust's weekly net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by the Manager, payable monthly at the request of the Manager.

          A. For purposes of calculating such fee, the value of the weekly net assets of the Trust shall mean the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (other than the principal amount of any non-temporary borrowings). The value of the Trust's portfolio securities shall be determined in the same manner as the Trust otherwise uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current Registration Statement on Form N-2.

          B. The management fee payable by the Trust shall be calculated weekly and payable monthly from the date of the initial public offering of the Shares of the Trust through May 31, 1993 at an annual rate of 0.75 of 1% of the Trust's average weekly net assets. The annual rate shall be reduced to 0.60% of the Trust's average weekly net assets from June 1, 1993 through May 31, 1997 and to 0.45% of the Trust's average weekly net assets from June 1, 1997 through the termination of the Trust.

          C. The management fee will be accrued weekly by the Trust and paid to the Manager on the first business day of the succeeding month. The initial monthly management fee shall be payable on the first business day of the first month following the effective date of this Agreement. The management fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month. If this Agreement is terminated prior to the end of any month, the fee to the Manager shall be payable within ten (10) days after the date of termination.

          D. The Management fee shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith as set forth in paragraph 2.B. (c) of this Agreement. The Manager may reduce the compensation or reimbursement of expenses due to it pursuant to this Agreement. Any such reduction shall be applicable only with respect to the items or time periods specified by the Manager and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder.

     5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and Section 10(a) of the Act, it is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the Act.

     6. LIABILITIES OF THE MANAGER.

          A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by any of the Trust.

          B. Notwithstanding the foregoing, the Manager agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission which the Trust incurs as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, directors, employees or stockholders. The Manager shall not be obligated pursuant to the provisions of this Subparagraph 6(B), to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder of the Trust seeking to recover all or a portion of the proceeds derived by any stockholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect, the Manager shall pay to the Trust the amount due for expenses subject to this Subparagraph 6(B) within 30 days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be waiver of any claim the Trust may have or may assert against the Manager of others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

          C. No provision of this Agreement shall be construed to protect any trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the Act.

     7. EFFECTIVE DATE, RENEWAL AND TERMINATION.

          A. This Agreement shall become effective on the date as set forth below, and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided, and shall continue in effect thereafter for periods not exceeding one year so long as such continuation is approved at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

          B. This Agreement:

               (i) may at any time be terminated without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust, on 60 days' written notice to the Manager;

               (ii) shall immediately terminate in the event of its assignment; and

               (iii) may be terminated by the Manager on 60 days' written notice to the Trust.

          C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the Act.

          D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

     8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     10. LIMITATION OF LIABILITY. The Manager acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in
Article VIII of its Agreement and Declaration of Trust. The Manager agrees that the Trust's obligations hereunder shall be limited to the assets of the Trust, and that the Manager shall not seek satisfaction of any such obligation from any shareholders of the Trust nor from any trustee, officer, employee or agent of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 19th day of January, 1989.


                                FRANKLIN PRINCIPAL MATURITY TRUST

                                By: /s/ Harmon E. Burns
                                    Harmon E. Burns
                                    Vice President

                                FRANKLIN ADVISERS, INC.

                                By: /s/ R. Martin Wiskemann
                                    R. Martin Wiskemann
                                    Vice President